EXHIBIT 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

ENTERED INTO by and between HEALTHSTREAM, INC., a Tennessee corporation (the “Borrower”), and SUNTRUST BANK, a Georgia state banking corporation (the “Lender”), as of this 16th day of February, 2007.

RECITALS:

1.	The Borrower and the Lender entered into a Loan Agreement dated July 21, 2006 (the “Loan Agreement”).

2.	The Borrower and the Lender desire to amend the Loan Agreement as provided in this amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower and the Lender agree as follows:

1.	Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

1.1 Loan Facility. Subject to the Conditions Precedent and the other terms and conditions contained in this Agreement and the other Loan Documents, and in reliance upon the representations, warranties and covenants in this Agreement and the other Loan Documents, Lender agrees to make Advances to Borrower on a revolving credit basis up to $10,000,000.00 from time to time until the Revolving Note Maturity Date, as evidenced by and pursuant to the Revolving Note.

2.	Section 5.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

5.7 Additional Debt. Incur, create, assume, or permit any Subsidiary to incur, create, assume, or in any manner become or be liable, or permit any Subsidiary to become or be liable with respect to any Debt other than Debt owed to Lender; provided that this provision shall not prohibit the Permitted Debt.

3.	Section 5.8(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) Funded Debt to Total Capitalization: Permit the amount of Funded Debt of Borrower and its Subsidiaries to exceed an amount equal to forty percent (40%) of Total Capitalization of Borrower and its Subsidiaries.

4.	The definition of “Funded Debt” as used in Section 8.1 of the Loan Agreement shall be amended and restated as follows:

“Funded Debt” means any Debt evidenced by a promissory note, loan agreement, or instrument which is not subordinated to the Indebtedness, plus Capital Lease Obligations.

5.	The definition of “Loan Documents” as used in Section 8.1 of the Loan Agreement shall be amended and restated as follows:

“Loan Documents” means, collectively, all of the agreements, documents, papers and certificates executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date) or at any time evidencing any of the Obligations, including, without limitation, this Agreement, the Revolving Note, the Guaranties, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Lender’s request, together with any and all amendments and modifications thereto.

6.	The definition of “Revolving Loan” as used in Section 8.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Revolving Loan” means the $10,000,000.00 revolving loan facility described in Section 1.1 hereof. The terms “Revolving Loan” and “Advance” may be used interchangeably hereunder.

7.	The definition of “Revolving Note” as used in Section 8.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Revolving Note” means that certain Revolving Credit Note dated July 21, 2006 issued by the Borrower to the order of Lender in the original principal amount of up to $7,000,000, as amended and increased to $10,000,000 pursuant to that certain First Amendment to Revolving Credit Note dated February 16, 2007, as such may be amended from time to time.

8.	Section 8.1 of the Loan Agreement shall be amended to include the following definitions:

“Total Capitalization” means the sum of Funded Debt and stockholder’s equity without any deduction for intangibles.

9. The Loan Agreement is not amended in any other respect.

10.	The Borrower affirms its obligations under the Loan Agreement, as amended hereby, and the Borrower agrees that such obligations are its valid and binding obligations, enforceable in accordance with its terms, subject to no objection, counterclaim, or defense.

[SIGNATURES ON FOLLOWING PAGE]

ENTERED INTO as of the date first written above.

BORROWER:

HEALTHSTREAM, INC.

By: /s/ Susan A. Brownie
Susan A. Brownie
Senior Vice President and Chief Financial Officer

LENDER:

SUNTRUST BANK

By: /s/ David Castilaw
Title: Senior Vice President